EXPLANATORY NOTE

The following Form of Notice of Creation of a Securitisation Fund replaces in its entirety the Form of Notice of Creation of a Securitisation Fund originally filed as Exhibit 4.2 to the Registration Statement on Form S-3 of ME Portfolio Management Limited on May 17, 2006.

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NOTICE OF CREATION OF A SECURITISATION FUND

TO:     PERPETUAL LIMITED
        ABN 86 000 431 827
        (TRUSTEE)

FROM:   ME PORTFOLIO MANAGEMENT LIMITED
        ABN 79 005 964 134
        (MANAGER)

Pursuant to clause 4.2(a)(1) of the Master Trust Deed dated 4 July 1994 between the Trustee and the Manager establishing the Superannuation Members' Home Loans Trusts (as amended and restated from time to time) (TRUST DEED), the Manager hereby gives notice of the creation of a Securitisation Fund under the Trust Deed to be known as the "SMHL Global Fund No. [__]".

1     UNITHOLDERS AND BENEFICIARIES OF THE SECURITISATION FUND

For the purposes of clause 4.1 of the Trust Deed, the Unitholders and Beneficiaries of the SMHL Global Fund No. [__] are:

(a)   (RESIDUAL CAPITAL UNITHOLDER)

      [_________] as to A$[____] of the capital of the SMHL Global Fund
      No. [__].

(b)   (INCOME UNITHOLDER)

      [_________] as to the balance of the SMHL Global Fund No. [__].

2     CREATION OF RESIDUAL CAPITAL UNITS AND INCOME UNITS

This Notice of Creation of a Securitisation Fund is accompanied by the sum of

(a) A$[____] in accordance with clause 4.2(a)(2) and clause 3.6(b) of Schedule 10 of the Trust Deed on behalf of [__________] and in consideration of the issue of [____] Residual Capital Units to [___________]; and

(b) A$[____] in accordance with clause 4.2(a)(3) and clause 3.6(a) of Schedule 10 of the Trust Deed on behalf of [__________] and in consideration of the issue of [___] Income Units to [___________].

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DATED:   [#]

Signed for and on behalf of
ME PORTFOLIO MANAGEMENT LIMITED
by:


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Authorised Signatory                         Authorised Signatory

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Name (please print)                          Name (please print)